UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
Our 2017 Annual Meeting of Stockholders was held on May 19, 2017 (the “Annual Meeting”).  As of March 24, 2017, the record date for the Annual Meeting (the “Record Date”), we had outstanding 12,129,469 shares of Class A Common Stock and 21,658,982 shares of Class B Common Stock. At the Annual Meeting, 10,457,290 shares of Class A Common Stock and 20,586,674 shares of Class B Common Stock were present in person or represented by proxy. Each share of Class A Common Stock outstanding on the Record Date was entitled to one vote on each proposal presented at the Annual Meeting, and each share of Class B Common Stock outstanding on the Record Date was entitled to ten votes on each proposal presented at the Annual Meeting.
Following is a brief description of, and the final results of the voting on, each of the proposals voted upon at the Annual Meeting. The proposals are described in more detail in our Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 3, 2017.
Proposal 1 – Election of Class II Directors

The first proposal voted upon at the Annual Meeting was the election of three Class II directors, James Peters, William Rauth and Klaus Schauser, to a three-year term to hold office until our 2020 annual meeting of stockholders, or until the date on which their respective successors are duly elected and qualified.

At the Annual Meeting, the Class II directors were elected by the following votes:

Name of Director	For	Against	Abstain	Broker Non-Votes
James Peters	211,558,388	547,146	1,835,610	2,382,886
William Rauth	212,224,348	204,258	1,512,538	2,382,886
Klaus Schauser	213,668,772	272,372	—	2,382,886

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The second proposal voted upon at the Annual Meeting was the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

At the Annual Meeting, the proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
215,299,453	5,794	1,018,783	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

Date: May 19, 2017	By:	/s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer